Amendment No. 2

dated

December 9, 2019

to

SCHEDULE A

to the

Master Services Agreement
Between

Segall Bryant & Hamill Trust
and

Ultimus Fund Solutions, LLC
Dated May 3, 2019

Fund Portfolio(s)

Segall Bryant & Hamill Micro Cap Fund

Segall Bryant & Hamill Small Cap Value Dividend Fund
Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund
Segall Bryant & Hamill Global Large Cap Fund

Segall Bryant & Hamill Workplace Equality Fund
Segall Bryant & Hamill Short Term Plus Fund
Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund
Segall Bryant & Hamill Municipal Opportunities Fund
Segall Bryant & Hamill Colorado Tax Free Fund

Segall Bryant & Hamill All Cap Fund
Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund
Segall Bryant & Hamill Small Cap Value Fund

The parties duly executed this second amendment to Schedule A as of __________, 2019.

	Segall Bryant & Hamill Trust On behalf of all Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC

By:		By:
Name:		Name:
Title:		Title: